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                                  EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


                                                     STATE OF                            PERCENTAGE
    SUBSIDIARY                                       INCORPORATION                          OWNED
------------------                                   -------------                       ----------

Ouachita Energy Corporation                          Delaware                            100%

Sunterra Energy Corporation                          Oklahoma                            100%

Equity Leasing Corporation                           Oklahoma                            100%
